EXHIBIT 10.7.5
Union Carbide Corporation and Subsidiaries

Fifth Amendment to Second Amended and Restated Revolving Loan Agreement

This Fifth Amendment to the Second Amended and Restated Revolving Loan Agreement (the “Amendment”), dated as of August 1, 2011, is entered into by and between Union Carbide Corporation, a New York corporation (the “Lender”) and The Dow Chemical Company, a Delaware corporation (the “Borrower”).

WHEREAS, the Lender and the Borrower are parties to the Second Amended and Restated Revolving Loan Agreement dated as of November 1, 2005, amended by the First Amendment effective December 31, 2007, amended by the Second Amendment effective August 1, 2009, amended by the Third Amendment effective February 1, 2010, and amended by the Fourth Amendment effective August 1, 2010 (the “Loan Agreement”);

WHEREAS, the Lender and the Borrower wish to change a component of the Interest Rate, as defined in the Loan Agreement and as contemplated herein;

NOW, THEREFORE, in view of the following terms and conditions and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Section 1.14 definition of “TDCC Reference Rate” in the Loan Agreement is deleted in its entirety and replaced with the following Section 1.14 definition of “TDCC Reference Rate”:

“TDCC Reference Rate” means the interest rate established for intercompany financing transactions by the Borrower's Corporate Treasury Department. This rate is set to LIBOR plus 40 base points as of the effective date of this Amendment, any future changes to this rate will be effective if agreed between the Lender and the Borrower in writing.

2.    No Other Amendment or Waiver. Except as expressly amended by this Amendment, the Loan Agreement remains in full force and effect in accordance with its terms.

3.    Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

4.    Governing Law. This Amendment and the rights and obligations of the parties to this Amendment will be governed by and construed and interpreted in accordance with the laws of the State of New York.

5.    Ratification. Lender and Borrower agree that this Amendment is effective as of August 1, 2011, and each party ratifies all action taken up to and in accordance with this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their authorized representatives.

THE DOW CHEMICAL COMPANY		UNION CARBIDE CORPORATION

By:	/s/ ANDREAS UNTERSTE	By:	/s/ EUDIO GIL
Name:	Andreas Unterste	Name:	Eudio Gil
Title:	Director of Financial Operations Compliance and Technology	Title:	Chief Financial Officer Vice President and Treasurer